Exhibit 10.1

NOTICE OF AWARD OF
STOCK-SETTLED RESTRICTED STOCK UNITS
(WITH DIVIDEND EQUIVALENTS)
AND
NON-QUALIFIED STOCK OPTION

Pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan (the “Plan”), you have been awarded (this “Award”) (i) restricted stock units (“RSUs”), each of which entitles you to receive one share of common stock (each, a “Share”) of Synchrony Financial (“Synchrony”), and (ii) nonqualified stock options to purchase Shares (“Options”), in each case, subject to the terms and conditions set forth in (A) the Plan, (B) this Notice, (C) the attached “Restricted Stock Unit and Non-Qualified Stock Option Terms and Conditions” (the “Terms and Conditions”), and (D) the information available on the website (the “Administrator Website”) maintained by the administrator of the Plan for these purposes.
The Administrator Website identifies, among other things, (i) the number of RSUs granted pursuant to this Award, (ii) the number of Shares subject to the Options granted pursuant to this Award, (iii) the exercise price applicable to such Options, and (iv) the effective date of this Award. As described in more detail in the Terms and Conditions, the RSUs will be settled in Shares, and the RSUs include dividend equivalents.
The Terms and Conditions describe the vesting conditions applicable to the RSUs and Options and other important information relating to your Award.

You must log into your account on the Administrator Website prior to the date your Award first vests to view additional information about your Award and to accept your Award. If you do not accept your Award prior to the date your Award first vests (or prior to the date your employment terminates for any reason, if earlier), your Award will be forfeited. Although Synchrony has completed the steps necessary to grant you this Award, you cannot receive any Shares or payments under the Award unless you accept the Award before the deadline.
By your acceptance of this Award, you acknowledge and agree that this Award is governed by the Terms and Conditions attached hereto and the Plan, which is available on the Administrator Website. You acknowledge that you have read and understand these documents as they apply to your Award.

Please be sure to log into your account and accept your Award to avoid the risk that your Award will be forfeited for non-acceptance.
SYNCHRONY FINANCIAL

SYNCHRONY FINANCIAL
2014 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT
AND
NON-QUALIFIED STOCK OPTION

TERMS AND CONDITIONS

1.Award of RSUs and Non-Qualified Stock Options. Pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan (the “Plan”), Synchrony Financial (“Synchrony”) has awarded (the “Award”) to the employee Restricted Stock Units (“RSUs”) and Non-Qualified Stock Options (“Options”), subject to the terms and conditions set forth herein (the “Terms and Conditions”) and in the Plan.
2.    Definitions and Coordination with the Plan. Capitalized terms used but not defined herein shall have the meanings assigned to them in Exhibit A hereto or, if not so assigned in Exhibit A, the meanings assigned in the Plan. In the event of any inconsistency between the Plan and the Terms and Conditions, the terms in the Plan shall control unless the Terms and Conditions specifically provide otherwise. References herein to employment with Synchrony shall include employment with any Affiliate of Synchrony.
3.    Information on the Administrator Website. The following information applicable to the Award is set forth on the employee’s account on the website maintained by the administrator of the Plan (the “Administrator”) in connection with the Plan:
(a)    The number of RSUs;
(b)    The number of Shares subject to the Options;

(c)	The exercise price per Share applicable to the Options; and
(d)    The effective date of the Award (the “Award Date”).
4.    Vesting.
(a)General. Subject to the Terms and Conditions, and except as otherwise set forth below in this Section 4, 20% of the RSUs and Options granted hereunder will vest, and the Period of Restriction applicable to such RSUs will end, on each anniversary of the Award Date (each, a “Vesting Date”), provided that the employee has remained continuously employed by Synchrony

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

through such Vesting Date. No Option may be exercised after the tenth (10th) anniversary of the Award Date (the “Expiration Date”).
(b)RSUs—Effect of Termination of Employment. If the employee’s employment with Synchrony ends for any reason before the end of the Period of Restriction with respect to any RSUs, the employee shall immediately forfeit such unvested RSUs (and, as a result, shall forfeit all Shares and cash that may otherwise have been delivered or paid pursuant to such RSUs), subject to the following:
(A)Involuntary Termination.

(B)
If the employee’s employment is terminated by Synchrony without Cause on or after the first (1st) anniversary of the Award Date, and the employee has less than twenty (20) Years of Continuous Service as of such termination, then (i) 50% of the remaining unvested RSUs shall immediately be forfeited and (ii) the other 50% of the remaining unvested RSUs shall vest in equal portions on each of the subsequent Vesting Dates.

(C)
If the employee’s employment is terminated by Synchrony without Cause on or after the first (1st) anniversary of the Award Date, and the employee has twenty (20) or more Years of Continuous Service, any unvested RSUs will continue to vest in accordance with the vesting schedule provided in Section 4(a).

(D)Retirement. If the employee’s employment with Synchrony terminates (other than for Cause) on or after the first (1st) anniversary of the Award Date and after the employee is eligible for Retirement, any unvested RSUs will continue to vest in accordance with the vesting schedule provided in Section 4(a).
(E)Disability or Death. If the employee’s employment with Synchrony terminates due to Disability or death, the Period of Restriction for any unvested RSUs shall end immediately. The amount payable (or Shares deliverable) for RSUs shall not be adjusted for any delay caused by time needed to validate the employee’s status as Disabled or dead, or to authenticate a beneficiary.
(F)Termination following Change in Control. If, in the event of a Change in Control, Synchrony (or the successor to Synchrony) assumes the RSUs or replaces the RSUs with an award of substantially equivalent value, as determined by the

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

Committee, and during the thirty (30) month period after such Change in Control, the employee’s employment is terminated by Synchrony (or the successor to Synchrony) without Cause or the employee terminates his or her employment for Good Reason, the Period of Restriction for any unvested RSUs shall end immediately upon such termination of employment and the RSUs shall be fully vested, non-forfeitable and payable.
(c)Options—Effect of Termination of Employment. Following the employee’s termination of employment with Synchrony, the Options shall vest and shall be exercisable only as follows:
a.Termination for Cause. If the employee’s employment is terminated for Cause, the Options shall immediately be forfeited and the employee shall have no right to exercise such Options.
b.Voluntary Resignation. If the employee terminates his or her employment, he or she shall have the right to exercise the Options, to the extent vested as of the date of termination of employment, during the period ending on the earlier of (A) the three (3) month anniversary following such termination of employment or (B) the Expiration Date.
c.Involuntary Termination.

(G)
If the employee’s employment is terminated by Synchrony without Cause on or after the first (1st) anniversary of the Award Date, and the employee has less than twenty (20) Years of Continuous Service, then (i) 50% of the remaining unvested Options shall immediately be forfeited, and (ii) the other 50% of the remaining unvested Options will vest, and become exercisable, in equal portions on each of the subsequent Vesting Dates. The employee shall have the right to exercise all vested Options until the earlier of (A) five (5) years from the date of termination of employment and (B) the Expiration Date.

(H)
If the employee’s employment is terminated by Synchrony without Cause on or after the first (1st) anniversary of the Award Date, and the employee has twenty (20) Years of Continuous Service or more, any unvested Options will continue to vest in accordance with the vesting schedule

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

provided in Section 4(a). The employee shall have the right to exercise all vested Options until the Expiration Date.
d.Retirement. If the employee’s employment with Synchrony terminates (other than for Cause) on or after the first (1st) anniversary of the Award Date and after the employee is eligible for Retirement, any unvested Options will continue to vest in accordance with the vesting schedule provided in Section 4(a). The employee shall have the right to exercise all vested Options until the Expiration Date.
e.Disability or Death. If the employee’s employment with Synchrony terminates due to Disability or death, all Options will vest immediately and the employee (or, in the case of death, the executor or administrator of the employee’s estate or the person or persons to whom the employee shall have transferred such right by will or by the laws of descent and distribution) shall have the right to exercise the Options as to all unexercised Shares until the Expiration Date.
f.Termination following Change in Control. If, in the event of a Change in Control, Synchrony (or the successor to Synchrony) assumes the Options or replaces them with an award of substantially equivalent value, as determined by the Committee, and during the thirty (30) month period after such Change in Control, the employee’s employment is terminated by Synchrony (or the successor to Synchrony) without Cause or the employee terminates his or her employment for Good Reason, any unvested Options will vest immediately upon such termination of employment and the employee shall have the right to exercise the Options as to all unexercised Shares until the earlier of (A) five (5) years from the date of the termination of employment and (B) the Expiration Date.
(d)Change in Control. If, in the event of a Change in Control, Synchrony (or a successor to Synchrony) fails to:

a.
Assume or replace the unvested RSUs with an award of substantially equivalent value, as determined by the Committee, the Period of Restriction for all such unvested RSUs shall end immediately prior to such Change in Control and the unvested RSUs shall be fully vested, non-forfeitable and payable, and the Shares underlying the unvested RSUs shall be treated in the same manner as other Shares in the Change in Control; or

b.	Assume or replace the Options with an award of substantially equivalent value, as determined by the Committee, the Options, to the extent not then exercised, shall be cancelled upon the

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

consummation of the Change in Control and the employee shall be entitled to a cash payment equal to the product of (A) the excess, if any, of the Fair Market Value of a Share on the date of such cancellation less the exercise price of each Option, and (B) the number of Shares subject to unexercised Options.
(e)Waiver and Release. The right of an employee or his or her estate to vest in any portion of the Award, to receive any payment with respect to an RSU, or to exercise an Option in any circumstance other than in connection with his or her continuous employment through each Vesting Date shall be subject to the employee or his or her estate timely executing within forty-five (45) days following the employee’s termination of employment a waiver and release in a form provided by Synchrony (the “Release”), and not revoking such release.
5.    Settlement of RSUs. Upon the end of a Period of Restriction, Synchrony will issue to the employee the number of Shares for which the applicable Period of Restriction has ended, less the number of Shares needed to satisfy required tax withholding. Except as otherwise provided in Section 4 or 14, such Shares shall be delivered within thirty (30) days after the applicable Period of Restriction ends. Shares may be issued in the form of a stock certificate or a notification to the employee that the Shares are held in a book-entry account on the employee’s behalf. The employee shall have no rights as a shareholder of Synchrony unless and until a certificate for the Shares has been issued to the employee or the employee has been notified that the Shares are held in a book-entry account on the employee’s behalf. Synchrony shall, within thirty (30) days after the applicable Period of Restriction ends, make a cash payment to the employee for any fractional Shares to which the employee is entitled, based on the Fair Market Value of a Share on the date the Period of Restriction lapses.
6.    Exercise of Options.
(a)Subject to the Terms and Conditions set forth herein, the Options may be exercised by contacting the Administrator directly via the Administrator Website. During the life of the employee, the Options shall be exercisable only by the employee. If the Options are being exercised pursuant to Section 4(c)(v) by any person or persons other than the employee, appropriate proof of the right of such person or persons to exercise the Options, as determined by the Committee, must be provided. No Option may be exercised after the Expiration Date.
(b)The exercise price for the number of Shares with respect to which the Options are being exercised shall be paid in full at the time of exercise (i) in cash, (ii) by withholding Shares (“net share settlement”) or (iii) by any other method authorized by Synchrony at the time of exercise. Except as provided in Section 4(c), the Options may not be exercised unless the employee is employed by Synchrony at all times from the Award Date through the date exercised. Shares may be issued in the form of a stock certificate or a notification to the employee that the Shares are held

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

in a book-entry account on the employee’s behalf. The employee shall have no rights as a shareholder of Synchrony unless and until a certificate for the Shares has been issued to the employee or the employee has been notified that the Shares are held in a book-entry account on the employee’s behalf.
(c)Automatic Exercise. To the extent that the Options are exercisable and have not yet been exercised, the Options shall be automatically exercised as of the Expiration Date if the following conditions are satisfied: (i) the employee’s employment with Synchrony has not been terminated for Cause and (ii) the Fair Market Value of a Share as of the Expiration Date exceeds the exercise price thereof by at least $1.00. If the conditions in the immediately preceding sentence are satisfied, the employee shall be deemed to have delivered notice of exercise on the Expiration Date, and the exercise price shall be paid through net share settlement, except as otherwise determined by Synchrony at the time of exercise; provided, however, that if net share settlement would violate applicable law in such circumstances, then the Options shall expire unless the employee pays the applicable exercise price.
(d)Upon the receipt of all required payments from the employee, Synchrony shall, without additional expense to the employee (other than any transfer or issue taxes if Synchrony so elects), deliver to the employee by mail or otherwise at such place as the employee may request a certificate or certificates for such Shares or notify the employee that the Shares are held in a book-entry account on the employee’s behalf; provided, however, that the date of issuance or delivery may be postponed by Synchrony for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange and requirements under any law or regulation applicable to the issuance or transfer of such Shares.
7.    Restrictive Covenants.
(a)Non-Competition. The employee will not, while the employee is employed by Synchrony, or during the eighteen (18) month period following a termination of the employee’s employment with Synchrony:
a.directly or indirectly enter into an employment or contractual relationship to provide services similar to those the employee provided for Synchrony to any business or entity that is the same as, substantially similar to or competitive with Synchrony’s Business. For the purposes of this Section, “Synchrony’s Business” means the United States consumer credit industry;
b.promote or assist, financially or otherwise, any firm, corporation or other entity engaged in any business which competes with Synchrony’s Business; or

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

c.directly or indirectly solicit or endeavor to solicit or gain the business of, canvas or interfere with the relationship of Synchrony or its Affiliates with any person that:
(A)    is a customer of Synchrony or its Affiliates while the employee is employed by Synchrony or on the date that the employee ceases to be an employee of Synchrony;
(B)    was a customer of Synchrony or its Affiliates at any time within twelve (12) months prior to the date the employee ceases to be employed by Synchrony; or
(C)    has been pursued as a prospective customer by or on behalf of Synchrony or its Affiliates at any time within twelve (12) months prior to the date the employee ceases to be employed by Synchrony and in respect of whom Synchrony and its Affiliates have not determined to cease all such pursuit;
in each case with respect to Sections 7(a)(iii)(A) – (C), provided that the employee either had contact with such customer or prospective customer at any time during the twenty-four (24) month period prior to the effective termination date of the employee’s employment with Synchrony or had obtained Confidential Information concerning such customer or prospective customer.
d.Nothing herein shall prohibit the employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the employee has no active participation in the business of such corporation. Notwithstanding the foregoing, this Section 7(a) will not apply to the employee if he or she provides services primarily in the state of California. In addition, to the extent that any provision of this Section 7(a) is not enforceable, such provision shall be deemed modified or limited so that, as modified or limited, such provision may be enforced to the fullest extent possible. If one or more of the provisions of this Terms and Conditions is invalidated for any reason by a tribunal of competent jurisdiction (after any appropriate modification or limitation pursuant to the foregoing sentence), any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
(b)Non-Solicitation. The employee will not, without the prior consent of Synchrony, directly or indirectly, at any time, for whatever reason, either individually, or in

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

partnership, or jointly, or in conjunction with any person as principal, agent, employee or shareholder (other than a holding of shares listed on a United States stock exchange that does not exceed 5% of the outstanding shares so listed) or in any other manner whatsoever on the employee’s own behalf or on behalf of any third party:
a.induce or endeavor to induce any other employee of Synchrony to leave his or her employment with Synchrony; or
b.employ or attempt to employ or assist any person to employ any employee of Synchrony.
(c)Non-Disclosure. The employee specifically acknowledges that any Confidential Information of Synchrony or its suppliers, customers or clients, whether reduced to writing, maintained on any form of electronic media or maintained in the employee’s mind or memory, and whether compiled by the employee or Synchrony, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use; that reasonable efforts have been made by Synchrony to maintain the secrecy of such information; that such information is the sole property of Synchrony or its suppliers, customers or clients; and that any retention, use or disclosure of such information by the employee during his or her employment (except in the course of performing his or her duties and obligations of employment with Synchrony) or after termination thereof, shall constitute a misappropriation of the trade secrets of Synchrony or its suppliers, customers or clients. This Section 7(c) and all other provisions of this Award shall not be applied to limit or interfere with any employee’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of (i) reporting a possible violation of any U.S. federal, state, or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. For purposes of this Award, “Government Agency” means the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission. Additionally, no employee will be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (c) in court proceedings if the employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law, or to the employee’s attorney in such lawsuit, provided that the employee must file any document

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

containing the trade secret under seal, and the employee may not disclose the trade secret, except pursuant to court order. However, employees are not authorized to make any disclosures as to which the Company may assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine without prior written consent of the Company’s General Counsel or another authorized officer designated by the Company.
(d)Relief. Any breach of the provisions in this Section by the employee will result in material and irreparable harm to Synchrony and its Affiliates although it may be difficult for Synchrony or its Affiliates to establish the monetary value flowing from such harm. The employee therefore agrees that Synchrony and its Affiliates, in addition to being entitled to the monetary damages that flow from the breach, will be entitled to injunctive relief in a court of appropriate jurisdiction in the event of any breach or threatened breach by the employee of any of the provisions of this Section. In addition, Synchrony and its Affiliates will be relieved of any further obligations to make any payments to the employee or provide the employee with any benefits, except those that are required by law, in the event of a breach by the employee of any of the provisions of this Section. Any rights of the employee to receive any Shares or cash payment in respect of the RSUs or Options shall be forfeited effective as of the date the employee enters into an activity resulting in a breach of the provisions in this Section, and the employee will be required to repay Synchrony an amount (in Shares or cash) received in respect of RSUs or Options by or on behalf of the employee during the period beginning one-hundred eighty (180) days prior to the earlier of (i) the employee’s termination of employment and (ii) the date the employee engages in such activity, or at any time after such date.
(e)Confirmation. The employee confirms that all restrictions in this Section are separate and distinct and reasonable, and the employee waives all defenses to the strict enforcement thereof. The employee also acknowledges that:
a.the reputation of Synchrony and its Affiliates in the financial services industry and its relationship with its customers and clients are a result of hard work, diligence and perseverance on behalf of Synchrony and its Affiliates; and
b.the nature of the business of Synchrony and its Affiliates is such that the ongoing relationship between Synchrony and its Affiliates and its customers and clients is material and has a significant effect on the ability of Synchrony and its Affiliates to continue to obtain business from its customers and clients with respect to both long-term and new projects.
(f)Informing Prospective Employers. The employee will inform any prospective employers of the existence of these Terms and Conditions and of the employee’s obligations under this Section.

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

8.    Alteration/Termination.  The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, the Award, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of the employee under the Award without the employee’s consent; provided, however, that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (a) is required or advisable in order for Synchrony, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard or (b) is not reasonably likely to significantly diminish the benefits provided under the Award.
9.    Adjustments. The number and type of Shares underlying any RSUs or Options awarded to the employee hereunder shall be subject to adjustment pursuant to Section 4(b) of the Plan.
10.    No Right to Employment. Nothing in these Terms and Conditions constitutes an employment contract or gives the employee the right to continue in the employment of Synchrony, or affect any right that Synchrony may have to terminate the employment of the employee.
11.    Dispute Resolution. The parties will settle any dispute, controversy or claim arising out of or related to the Plan, the Award or the Terms and Conditions in accordance with the terms of any then effective Synchrony alternative dispute resolution program, to the extent such dispute, controversy or claim is covered by such program.
12.    Non-Assignability. Neither this Award nor the RSUs or Options granted hereunder may be assigned or transferred by the employee, except to the extent expressly permitted by the Plan. Tax withholding with respect to any RSU that is transferred or assigned shall be determined by Synchrony in accordance with applicable law (which may require the employee to pay taxes with respect to a transferred RSU). Any Shares issued under an RSU or Option, once issued to the employee, shall be freely transferable.
13.    Voting. The employee shall not have voting rights with respect to the Shares underlying RSUs or Options unless and until Shares are issued to the employee.
14.    Dividend Equivalents. The employee shall be eligible to receive an amount equal to any cash dividend declared with respect to the number of Shares represented by RSUs, but only to the extent that the RSUs have not been issued as Shares, converted to a cash payment amount or were terminated or forfeited before the record date for such dividend. Dividend equivalents shall be reinvested in additional RSUs (i.e., the cash dividends will be converted into the right to receive additional Shares, based on the Fair Market Value of a Share on the date the applicable dividend is paid to holders of Shares) and shall be subject to the same Terms and Conditions as the Award

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

(including Section 4). The dividend equivalents shall be reduced by the amount of any required tax withholding.
15.    Withholding Taxes. All payments and delivery of Shares in respect of the RSUs and Options shall be subject to required tax or other withholding or garnishment obligations, if any. Synchrony shall be authorized to withhold cash or Shares (as applicable) from any payment due or transfer the amount of withholding taxes due in respect of the Award or any payment or transfer under the Award or the Plan to satisfy statutory withholding obligations for the payment of such taxes. The employee shall pay to or reimburse Synchrony for any federal, state, local or foreign taxes required to be withheld and paid over by it, at such time and upon such terms and conditions as Synchrony may prescribe before Synchrony shall be required to deliver any Shares.
16.    Personal Data. By accepting the Award, the employee voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The employee is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the employee’s ability to participate in the Plan. Synchrony, its Affiliates and/or the employee’s employer hold certain personal information about the employee, including the employee’s name, home address and telephone number, date of birth, social security number or other employee or national identification number, salary, nationality, job title, any Shares or directorships held in Synchrony, details of all RSUs, any entitlement to cash payments (the value of which is based on the value of shares) or any entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the employee’s favor, for the purpose of managing and administering the Plan (“Data”). Synchrony and/or its Affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the employee’s participation in the Plan, and Synchrony and/or any of its Affiliates may each further transfer Data to any third parties assisting Synchrony in the implementation, administration and management of the Plan. These recipients may be located throughout the world. The employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan. The employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting Synchrony; however, withdrawing consent may affect the employee’s ability to participate in the Plan.
17.    Section 409A. Amounts payable, and Shares deliverable, pursuant to RSUs are intended to be exempt from Section 409A to the maximum extent possible pursuant to a short-term deferral described in Treasury Regulation §1.409A-1(b)(4), and Options are intended to be exempt from Section 409A pursuant to Treasury Regulation §1.409A-1(b)(5), and the Plan and the Terms and Conditions shall be interpreted and construed consistently with such intent. To the extent any

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

amount payable, or Shares deliverable, pursuant to this Award constitutes nonqualified deferred compensation within the meaning of, and subject to, Section 409A, then, with respect to such portion of this Award, (a) the Plan and this Terms and Conditions are intended to comply with the requirements of Section 409A, and shall be interpreted and construed consistently with such intent, (b) all references in the Plan and this Terms and Conditions to the employee’s termination of employment shall mean the employee’s Termination of Employment within the meaning of Section 409A and Treasury regulations promulgated thereunder, (c) any such payments or delivery of Shares which is conditioned upon the employee’s execution of the Release and which is to be paid during a designated period that begins in one taxable year and ends in a second taxable year shall be paid in the second taxable year, and (d) notwithstanding anything in the Plan or this Terms and Conditions to the contrary, any amount that is payable upon the employee’s Termination of Employment that would be payable prior to the six-month anniversary of such Termination of Employment shall, to the extent necessary to comply with Section 409A, be delayed until the Six-Month Pay Date. In such event, any portion of the RSUs settled in cash shall be determined based on the closing price of a Share (or a share of stock of the successor to Synchrony) as reported on the principal national stock exchange on which the Shares (or the shares of stock of the successor to Synchrony) are then traded on the last business day of the last calendar month that ends before the Six-Month Pay Date; provided, however, that if it is not feasible to calculate the closing price as of the last business day of such month, the amount of cash shall be determined based on the last price available. In the event that the Award or the Terms and Conditions would subject the employee to taxes under Section 409A (“409A Penalties”), the Award and the Terms and Conditions shall not be given effect to the extent it causes such 409A Penalties and the related provisions of the Plan and/or the Terms and Conditions will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A, in each case without the consent of or notice to the employee; provided that in no event shall Synchrony or any of its Affiliates be responsible for any 409A Penalties that arise in connection with any amounts payable under the Plan or this Terms and Conditions.

Restricted Stock Unit and Non-Qualified Stock Option
Terms and Conditions

EXHIBIT A
DEFINITIONS
“Board”
“Board” shall mean the Board of directors of Synchrony.
“Break in Service”
“Break in Service” shall mean a period during which an individual who was previously an employee of Synchrony is not such an employee, as determined by the Committee.
“Cause”
“Cause” shall mean, as determined by the Committee in its sole discretion:

(a)
a material breach by the employee of his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) without reasonable belief that such breach is in the best interests of Synchrony;

(b)
any act that would prohibit the employee from being employed by Synchrony and its Affiliates (including, for the avoidance of doubt, Synchrony Bank) pursuant to the Federal Deposit Insurance Act of 1950, as amended, or other applicable law;

(c)	the commission of or conviction in connection with a felony or any act involving fraud, embezzlement, theft, dishonesty or misrepresentation; or

(d)
any gross or willful misconduct, any violation of law or any violation of a policy of Synchrony or any of its Affiliates by the employee that results in or could result in loss to Synchrony or any of its Affiliates, or damage to the business or reputation of Synchrony or any of its Affiliates, as determined by the Committee.

“Change in Control”
“Change in Control” means any of the following events which occurs after the Award Date, but only if such event constitutes a “change in control event” for purposes of Treasury Regulation Section 1.409A-3(i)(5):

(a)
the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Synchrony (the “Outstanding Common Stock”) or (ii) the

combined voting power of the then outstanding securities of Synchrony entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from Synchrony (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from Synchrony), (B) any acquisition by Synchrony, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Synchrony or any corporation controlled by Synchrony, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition below; provided further, that for purposes of clause (B), if any Person (other than Synchrony or any employee benefit plan (or related trust) sponsored or maintained by Synchrony or any corporation controlled by Synchrony) shall become the beneficial owner of 30% or more of the Outstanding Common Stock or 30% or more of the Outstanding Voting Securities by reason of an acquisition by Synchrony, and such Person shall, after such acquisition by Synchrony, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b)
the cessation of individuals who, as of the Award Date, constitute the Board (the “Incumbent Board”) to constitute at least a majority of such Board; provided that any individual who becomes a director of Synchrony subsequent to the Award Date whose election, or nomination for election by Synchrony’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of Synchrony as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or

(c)
the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Synchrony (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, directly or indirectly, Synchrony or all or substantially all of Synchrony’s assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: Synchrony; any employee benefit plan (or related trust) sponsored or maintained by Synchrony or any corporation controlled by Synchrony; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.
“Confidential Information”
“Confidential Information” shall mean information and data concerning Synchrony, any Affiliates, the business of Synchrony and its Affiliates, the customers, suppliers and clients of Synchrony and its Affiliates and all technical information relating to such business, including, without limitation, information related to know-how, trade secrets, processes, reports, manuals, purchases, sales, customers, customer lists, confidential information, financial and marketing data, business plans and the strategic direction of Synchrony and its Affiliates.
It is understood that “Confidential Information” does not include any of the following:

(a)
information that is or becomes generally available to the public through no act or omission on the part of the employee. Information shall be deemed part of the public domain solely to the extent that it is generally known to the public, is found in any one public source or is readily ascertainable from a public domain source or sources or from other publicly available information; or

(b)	information that the employee receives from a third party who is free to make such disclosure without breach of any contractual or other legal obligation.
“Disability”
“Disability” shall mean an incapacity, disability or other condition that entitles the employee to long-term disability benefits under the long-term disability benefit plan or arrangement applicable to Synchrony’s employees, as determined by the administrator of such plan or arrangement. An individual shall not be considered disabled unless the employee furnishes proof of the existence thereof. Synchrony may require the existence or non-existence of a disability to be determined by a physician whose selection is mutually agreed upon by the employee (or his or her representatives) and Synchrony.
“Good Reason”
“Good Reason” shall mean, without the employee’s express written consent, the occurrence of any of the following events after a Change in Control:

(a)	a material adverse change in the nature or scope of the employee’s authority, powers, functions, duties or responsibilities;

(b)	a material reduction by Synchrony in the employee’s rate of annual base salary or bonus opportunity; or

(c)	a change in the employee’s primary employment location to a location that is more than 50 miles from the primary location of the employee’s employment.
Within thirty (30) days after the employee becomes aware of one or more actions or inactions described in this Good Reason definition, the employee must deliver written notice to Synchrony of the action(s) or inaction(s) (the “Good Reason Notice”). Synchrony shall have thirty (30) days after the Good Reason Notice is delivered to cure the particular action(s) or inaction(s). If Synchrony so effects a cure, the Good Reason Notice will be deemed rescinded and of no further force and effect.
“Period of Restriction”
The “Period of Restriction” means, for any RSU, the period prior to the date on which such RSU vests and the employee becomes entitled to a Share in respect thereof. A Period of Restriction shall not be deemed to have ended solely because the employee becomes eligible for Retirement.
“Retirement”
The employee is eligible for “Retirement” if the employee has attained age sixty (60) and has three (3) Years of Continuous Service.
“Section 409A”
Section 409A of the Internal Revenue Code of 1986, as amended.
“Six-Month Pay Date”
The “Six-Month Pay Date” is the earlier of (a) the first (1st) business day of the seventh (7th) month that starts after the employee’s termination of employment or (b) a date determined by Synchrony that is within ninety (90) days after the employee’s death.

“Termination of Employment”
“Termination of Employment” shall mean “separation from service” within the meaning of Section 409A.
“Years of Continuous Service”
“Years of Continuous Service” means the number of years during which an individual has been deemed to be an employee of Synchrony (which shall include periods during which such individual was employed by General Electric Company and its affiliates) according to its payroll or other systems of record, as determined by the Committee, which shall include, in the event of a Break in Service of less than three (3) consecutive years, such employee’s service to Synchrony prior to such Break in Service.